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                                                                    EXHIBIT 10.1

                             OFFICE LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease"), made and entered into as of MARCH 16 , 2000, by and between COMMERCE STREET ASSOCIATES, a Tennessee partnership ("Landlord"), and TMP, INC., a TENNESSEE CORPORATION ("Tenant"),

                                   WITNESSETH:

1. DEMISE OF PREMISES. Landlord hereby demises the Premises (as hereafter described) to Tenant and covenants that Tenant shall peaceably and quietly hold and enjoy the Premises throughout the term on and subject to all the provisions and conditions of this Lease; and Tenant hereby accepts such demise of the Premises from Landlord.

     (a) The "Premises" consist of the space containing approximately 12,135 rentable square feet located in the building containing approximately 225,276 rentable square feet known as THE COMMERCE CENTER (the "Building") on a tract of land located at 211 COMMERCE STREET, NASHVILLE, TENNESSEE, more particularly described on EXHIBIT A attached hereto (together with the Building, the "Property"). The Premises are shown outlined in red on the floor plan attached hereto as EXHIBIT B.

     (b) As long as Tenant is entitled to possession of the Premises, Tenant shall have the nonexclusive right to use any parking areas, driveways, sidewalks, and other common facilities of the Property as they may exist from time to time.

2. TERM. The term of this Lease shall begin on the Commencement Date and end on the last day of the one hundred twenty days (120) full calendar month thereafter. Thus, unless the Commencement Date falls on the first day of a calendar month, the term will also include the initial partial calendar month immediately following the Commencement Date. The "Commencement Date" shall be the earlier of (a) the date of substantial completion of any Tenant Improvements to be constructed by Landlord pursuant to the Work Letter attached hereto as EXHIBIT C, or (b) the date on which Tenant first begins to occupy the Premises. On the Commencement Date, Tenant shall execute a written agreement to confirm the actual calendar date on which the Commencement Date occurs. Tenant shall take possession of the Premises on the Commencement Date and surrender the Premises to Landlord at the expiration of the term or earlier termination of this Lease free of waste and in as good a condition as on the Commencement Date except for reasonable wear and tear and repairs that are Landlord's responsibility under this Lease. By taking possession of the Premises, Tenant shall have agreed that the Premises are suitable for their intended purpose and that the Premises and all other parts of the Property are in good and satisfactory condition, free of material defects.

3. RENT. Throughout the term of this Lease, Tenant shall pay rent to Landlord in accordance with the following provisions: 1.

     (a) Tenant shall pay minimum annual rent (the "Minimum Rent") in monthly installments in advance on or before the first day of each calendar month as reflected in EXHIBIT D hereto.
     (b) Additional Rent (herein so called) shall be calculated as provided in EXHIBIT E hereto. For each calendar year after the year in which the Commencement Date occurs, Landlord shall furnish Tenant a written estimate of Additional Rent for the applicable calendar year. Estimates of Additional Rent shall be made by Landlord on a reasonable basis determined by Landlord. Throughout the term of this Lease, Tenant shall pay estimated Additional Rent in advance on or before the first day of each month in monthly installments equal to one-twelfth (1/12) of the estimated Additional Rent for the applicable calendar year. Pending receipt of Landlord's written estimate of Additional Rent for any calendar year, monthly installments of estimated Additional Rent shall continue to be paid in the same amount as in the prior calendar year. By April 30 of each calendar year or as soon as possible thereafter, Landlord shall deliver to Tenant a written statement reflecting any difference between estimated Additional Rent paid and actual Additional Rent


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accrued for the prior calendar year (or in the case of any partial calendar year in which the term of this Lease begins or ends, a prorated portion of such Additional Rent based on actual days elapsed during the portion of term occurring in that calendar year). Tenant shall pay Landlord the total amount of any balance of Additional Rent due shown on such annual statement within thirty
(30) days after receipt of the statement. Landlord shall refund any overpayment of Additional Rent by Tenant shown on such annual statement within thirty (30) days after delivery of the statement, or Landlord, at its option, may credit the amount of any such overpayment against the installment(s) of Minimum Rent and Additional Rent due for the remainder of the then current calendar year. Tenant may examine the accounting records supporting the amount of Additional Rent reflected on such annual statement within sixty (60) days after receipt of the statement, such examination to occur after reasonable advance written notice to Landlord during normal business hours at the place where Landlord's accounting records are normally kept.

     (c) The installments of Minimum Rent and Additional Rent for any initial partial calendar month shall be prorated based on actual days elapsed and shall be paid in advance on the Commencement Date.

     (d) Except as expressly provided to the contrary in this Lease, installments of Minimum Rent and Additional Rent shall be payable without notice, demand, reduction, setoff, or other defense. Installments of Minimum Rent and Additional Rent and payments of other sums owing to Landlord pursuant to this Lease shall be made to Landlord at 300 BROADWAY, NASHVILLE, TENNESSEE 37201, or at whatever other account or address that Landlord may designate from time to time by written notice to Tenant.

     (e) If any installment of Minimum Rent or Additional Rent, or any other sum due and payable pursuant to this Lease, remains unpaid for more than ten (10) days after the date due, Tenant shall pay Landlord a late payment charge equal to the greater of (i) Fifty and No/100 Dollars ($50.00), or (ii) five percent (5%) of the unpaid installment or other payment. The late payment charge is intended to compensate Landlord for administrative expenses associated with responding to late payment, and shall not be considered liquidated damages or interest. All rent and other sums of whatever nature owed by Tenant to Landlord under this Lease that remain unpaid for more than ten (10) days shall bear interest from the date due until paid at the lesser of (iii) five percent (2.5%) in excess of the prime or general reference rate of interest of Bank of America of North Carolina, N.A. (or its successors) in effect from time to time, or (iv) the maximum interest rate per annum allowed by law.

     (f) Tenant has paid to Landlord upon signing this Lease AN AMOUNT EQUAL TO THE FIRST MONTH'S RENT ($---) (the "Deposit") as security for Tenant's performance of all obligations hereunder. The Deposit may be held in whatever lawful manner Landlord may choose, and Landlord shall be entitled to any interest as it may accrue on the Deposit. In the Event of Default by Tenant, Landlord may, at its option, apply all or any part of the Deposit on account of any rent or other sums owing by Tenant, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand throughout the term of this Lease. The Deposit shall never constitute liquidated damages in the Event of Default by Tenant. Upon full payment and performance of this Lease by Tenant (including without limitation, final payment of any Additional Rent owed by Tenant), Landlord shall refund to Tenant any balance of the Deposit remaining after deducting any rent or other sums owed by Tenant pursuant to this Lease.

4. USE OF PREMISES; COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall use the Premises only for general office purposes, including a bank retail operation, and for no other purposes. Tenant shall not commit or allow waste to be committed in the Premises or elsewhere on the Property, and shall not do or allow to be done in the Premises or elsewhere on the Property anything that shall constitute a nuisance or detract in any way from the reputation of the Property as a first-class real estate development. Tenant shall allow no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Premises. Tenant shall comply with all laws, ordinances, and regulations of any governmental authority relating to Tenant's use or occupancy of the Premises, with the requirements of insurance underwriters or rating bureaus applicable to the Property, and with the following requirements:


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     (a) Tenant may use generally available office equipment and supplies that contain small quantities or low concentrations of Hazardous Materials so long as they are properly used and stored within the Premises, properly disposed of by Tenant at a location other than the Property, and do not require any governmental license or permit. Except as permitted in the preceding sentence, no use, generation, storage, treatment, transportation, or disposal of any Hazardous Material shall occur or be permitted to occur in connection with Tenant's use and occupancy of the Premises or any other portion of the Property. "Hazardous Material" shall mean any toxic or hazardous waste, material, or substance or any other substance that is prohibited, limited, or regulated as a health or environmental hazard by any governmental or quasi-governmental authority, or that even if not so regulated, could or does pose a hazard to the environment or to the health and safety of the occupants of the Building or others.

     (b) No portion of the Premises or the Property shall be used or occupied for anything that is extrahazardous on account of fire or other risks, that causes an increase in the premiums payable by Landlord for any of its insurance with respect to the Property, or that causes any underwriter to deny insurance coverage to Landlord.

     (c) Tenant shall comply with all requirements of the Americans with Disabilities Act and implementing regulations applicable to its use and occupancy of the Premises other than requirements relating solely to the physical structure of (i) the Tenant Improvements, (ii) the roof, foundation, and exterior walls of the Building, and (iii) the common use areas of the Property.

     (d) Tenant has previously been furnished with a copy of any applicable restrictive covenants relating to the Building, and Tenant shall abide by those restrictions in connection with its use and occupancy of the Premises.

     (e) Landlord shall have the right to prescribe and modify reasonable rules for the use of the Property and leased premises within the Building. A copy of Landlord's current Building rules is attached hereto as EXHIBIT F. In the event of any conflict with the Building rules, the provisions in the main body of this Lease control.

     (f) Tenant shall ensure that its agents, employees, and contractors comply with this Paragraph, and shall use reasonable efforts to ensure that its invitees and customers comply with this Paragraph.

5. TAXES PAYABLE BY TENANT. Tenant shall pay any documentary stamp tax, sales or use tax, excise tax, or any other tax, assessment, or charge (other than any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property) required to be paid on account of (a) the execution of this Lease, (b) the use or occupancy of the Premises by Tenant, (c) the rent or other payments due hereunder, or (d) Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant. All such taxes, assessments, and charges shall be paid promptly as they become due prior to delinquency. Tenant shall provide Landlord with copies of paid receipts for such taxes, assessments, or charges promptly after payment of same. Tenant shall also pay on written demand from Landlord any increase in ad valorem taxes or assessments on the Property as a result of alterations, additions, or improvements made by or on behalf of Tenant other than the initial Tenant Improvements.

6. INSURANCE COVERAGE; WAIVER OF SUBROGATION.

     (a) Landlord shall maintain property and casualty insurance on the Building, with extended coverage or such other additional coverage as Landlord shall elect, in an amount of not less than eighty percent (80%) of the replacement cost of the Building; provided, however, if the premium for any insurance carried by Landlord with respect to the Property increases as the result of Tenant's use or occupancy or as the result of any act or omission of Tenant or its agents, employees, or contractors, Tenant shall pay Landlord the amount of any such increase on written demand. Payment of such increased premiums shall not excuse any noncompliance with this Lease by Tenant that may have caused the increased premiums.


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     (b) Tenant shall maintain and pay for property and casualty insurance with extended coverage on all trade fixtures, equipment, machinery, merchandise, or other personal property belonging to or in the custody of Tenant in the Premises or otherwise on the Property. Tenant shall maintain and pay for commercial general liability insurance (occurrence coverage) in the amount of not less than $1,000,000.00, with a company licensed to do business in the state in which the Property is located and reasonably acceptable to Landlord, naming Landlord as an additional insured, providing contractual liability coverage, and containing an undertaking by the insurer not to cancel or change coverage materially without first giving thirty (30) days' written notice to Landlord. Tenant shall furnish Landlord certificates of insurance evidencing the required commercial general liability insurance coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

     (c) Each of Landlord and Tenant hereby waives all claims or other rights of recovery against the other and its agents, employees, and contractors for any loss or damage to the Premises or other portions of the Property, or to any personal property or fixtures thereon, by reason of fire or other insurable risk of loss (whether or not actually insured), regardless of cause or origin, including negligence, gross negligence, or misconduct of the other party or its agents, employees, or contractors, and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant shall each advise its insurers of the foregoing waiver and such waiver shall be a part of the respective policies of property and casualty insurance maintained by Landlord and Tenant.

7. SERVICES FURNISHED BY LANDLORD. So long as Tenant is entitled to possession of the Premises during the term, Landlord shall furnish the following services, which shall be reasonably consistent in quality with similar landlord services at comparable office buildings in the same market area as the Building:

     (a) Heating and air conditioning in season to provide reasonably comfortable temperatures in the interior of the Premises (unless mandated otherwise by law) Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., exclusive of holidays observed by national banks in the city in which the Property is located. At other times, heating and air conditioning will be furnished at a Building standard charge (payable by Tenant to Landlord on written demand by Landlord) and on Building standard terms relating to advance notice, minimum hours, minimum zones, and other matters. If office machines, computers, or other equipment used in the Premises adversely affect Landlord's ability to maintain reasonably comfortable temperatures or require excessive use of air conditioning equipment to maintain such temperatures, Landlord shall have the right to install supplemental air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance, shall be paid by Tenant to Landlord on written demand.

     (b) So long as the Premises are kept in reasonable order by Tenant, reasonable janitorial and general cleaning services from Monday through Friday, exclusive of holidays observed by national banks in the city in which the Property is located.

     (c) Electricity for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, personal computers, copying machines, and the like that use 110-volt, 20 ampere electrical supply, and any equipment using a higher voltage or current shall not be connected to the electrical system in the Building. Tenant shall not use any electrical equipment that in Landlord's reasonable opinion, will overload or otherwise damage electrical circuits or equipment in the Building, and Tenant shall make no changes in fuses, circuit breakers, or other components of the electrical system in the Building. Tenant shall not use any electrical equipment of a type or quantity that in Landlord's reasonable opinion, will consume excessive electrical power in comparison to that typically consumed by general office use. If Tenant does so, Landlord may elect to install electrical meters to measure such excessive power consumption, and all associated costs (including excess electrical power consumption, equipment and installation costs, and maintenance, replacement, and repair costs) shall be paid by Tenant to Landlord on written demand.

     (d) Passenger elevator service to all floors of the Building.


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     (e) Reasonable amounts of hot and cold running water to lavatories and toilets, including first floor, in or appurtenant to the Premises.

     (f) Routine maintenance and repair of the structure of the Building and general Building mechanical, electrical, and plumbing systems and of the interior and exterior common areas of the Building, including the Building ground floor lobby, exterior lighting, landscaping, and irrigation, and parking, driveways, and sidewalks of the Property. If the Premises, or any other part of the Property is damaged by any act or omission of Tenant or its agents, employees, or contractors, then Landlord shall repair such damage. Any cost of such repairs in excess of insurance proceeds actually received by Landlord shall be paid by Tenant to Landlord on written demand, and Landlord shall not be obligated to begin or continue repair work until funds for such purposes are received from insurance proceeds or from Tenant.

     (g) If and to the extent Landlord chooses, common area security services and equipment. Landlord has no duty to provide security, and no duty to so shall be deemed to have been assumed by Landlord's furnishing any security services or equipment. Tenant waives and releases all claims against Landlord and its agents, employees, and contractors to the extent based on any wrongful, negligent, or other failure to furnish security services or equipment or on any wrongful, negligent, or other act or omission in connection with any security services or equipment furnished. Tenant shall not be deemed to have been evicted as the result of, nor shall Landlord be liable for any loss or damage to the property of Tenant located in the Premises or for any loss of business or profits of Tenant or other damages of any kind arising from (i) any failure of Landlord to provide any of the services to be furnished by Landlord pursuant to this Paragraph as the result of circumstances outside of Landlord's reasonable control, (ii) any interruption or unavailability of utilities or any stoppage, leaking, bursting, or other defect or failure in the utility lines, pipes, wires, and other facilities serving the Premises as the result of circumstances outside of Landlord's reasonable control, or (iii) any repairs, maintenance, alterations, or improvements to any portion of the Property made in connection with correcting any of the foregoing circumstances or providing the services to be furnished by Landlord pursuant to this Paragraph. If as the result of any of the foregoing, the Premises remain untenantable for more than ten (10) days after written notice from Tenant to Landlord specifying the circumstances giving rise to such untenantability, then as Tenant's sole and exclusive remedy, Minimum Rent and Additional Rent shall abate for so long thereafter as the Premises remain untenantable. Such abatement of Minimum Rent and Additional Rent shall not extend the term of this Lease.

8. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions, or improvements to the Premises or the Property without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Tenant shall comply with all reasonable requirements of Landlord relating to approval of plans and specifications, compliance with building codes and other laws, protection of the integrity, condition, and proper functioning of the roof, walls, foundations, and other structural elements of the Building and of the Building's mechanical, electrical, and plumbing systems and equipment, employment and bonding of contractors, insurance, aesthetic considerations, and other relevant matters as determined by Landlord. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings, and other fixtures (excluding Tenant's trade fixtures) made by, for, or at the direction of Tenant shall become the property of Landlord when made, and shall remain upon the Premises at the expiration or earlier termination of this Lease. Landlord reserves the right to make structural and nonstructural alterations, additions, and improvements to the Property, to re-stripe parking areas and otherwise control parking and traffic movement on the Property, and to change the name or street address of the Property.

9. TRADE FIXTURES AND OTHER PERSONAL PROPERTY. Any trade fixtures installed in the Premises at Tenant's expense shall remain Tenant's personal property, and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures (provided that any damage to the Building or Premises caused by such removal shall immediately be repaired by Tenant). On or before the expiration of the term or earlier termination of this Lease, Tenant shall remove all trade fixtures and other personal


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property of Tenant from the Premises, repair any damage to the Building or
Premises caused by removal of its trade fixtures and other personal property, and leave the Premises in a clean condition free of waste, refuse, or debris. If Tenant fails to do so, Landlord may retain, store, or dispose of such trade fixtures and other personal property however Landlord chooses without liability of any kind to Tenant, repair any damage to the Building or Premises caused by removal of such trade fixtures and other personal property, and clean the Premises and properly dispose of all such waste, refuse, or debris; and all costs and expenses incurred by Landlord in connection with the foregoing shall be payable by Tenant to Landlord on written demand. The following property shall be considered part of the permanent improvements to the Building owned by Landlord, not trade fixtures of Tenant, and shall not be removed from the Premises by Tenant under any circumstances: (a) HVAC systems, fixtures, or equipment; (b) lighting fixtures or equipment; (c) carpeting, other permanent floor coverings, or raised flooring; (d) paneling or other wall coverings; (e) plumbing fixtures and equipment; and (f) permanent shelving.

10. SIGNS AND ADVERTISING. Tenant shall be furnished a single name identification sign in Building standard graphics at the main entrance door to the Premises. If Landlord provides a Building directory, Tenant shall be furnished a single listing of its name on the directory, and any changes or additional directory listing shall be furnished (subject to availability of space) for a Building standard charge. No other signs, graphics, or advertising that are visible or audible outside the Premises (except as stated in Exhibit G(4)) shall be permitted without Landlord's prior written consent.

11. LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at any time without notice to Tenant in the event of emergency involving possible injury to property or persons in or around the Premises or the Building or to provide routine janitorial services. Landlord and persons authorized by Landlord shall also have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs or connections, making alterations, additions, or improvements to the Building, installing utilities, providing services to the Premises other than routine janitorial service, providing services for other tenants, making inspections, or showing the Premises to prospective purchasers or lenders of the Property. During the last six (6) months of the term, Landlord and persons authorized by Landlord shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

12. CASUALTY DAMAGE. If any part of the Premises is damaged by fire or other casualty, Tenant shall give prompt notice to Landlord. If damage by fire or other casualty renders any substantial part of the Premises untenantable and the repair time to restore the Premises to a tenantable condition will exceed one hundred twenty (120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), or if any part of the Property is so damaged that in Landlord's judgment, substantial alteration or reconstruction is required (whether or not the Premises have been damaged by the casualty), or if any mortgagee of the Property requires application of the insurance proceeds to the reduction of the mortgage debt, or if any material uninsured loss occurs, Landlord may, at its option, terminate this Lease by so notifying Tenant in writing within sixty (60) days after the date of the casualty. If the damage by fire or other casualty renders any substantial part of the Premises untenantable and if the repair time to restore the Premises to a tenantable condition will exceed one hundred twenty (120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), Tenant may elect to terminate this Lease by so notifying Landlord in writing within sixty (60) days after the date of the casualty. If the Lease is not so terminated by Landlord or Tenant, Landlord shall promptly begin and diligently pursue the work of restoring the Premises (including the initial Tenant Improvements) to substantially their former condition as soon as reasonably possible. Landlord shall not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. Landlord shall allow Tenant an equitable abatement of Minimum Rent and Additional Rent during the time and to the extent the Premises are untenantable as the result of fire or other casualty, but such abatement shall not extend the term.

13. CONDEMNATION. If all or substantially all of the Property is condemned or is sold in lieu of condemnation, then this Lease shall terminate on the date the condemning authority takes possession. If less than all of the Property is so condemned or sold (whether or not the Premises are affected) and in Landlord's judgment, the Property cannot be restored to an economically viable condition, or if any mortgagee of the Property requires application of condemnation proceeds to the reduction of the mortgage debt, Landlord may terminate this Lease by written notice to


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Tenant effective on the date the condemning authority takes possession. If the condemnation will render any substantial part of the Premises untenantable, Tenant may terminate this Lease by written notice to Landlord effective on the date the condemning authority takes possession of the affected part of the Premises. If this Lease is not so terminated by Landlord or Tenant, Landlord shall, to the extent feasible, restore the Premises (including the initial Tenant Improvements) to substantially their former condition. Landlord shall not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the condemnation proceeds actually received by Landlord. Landlord shall allow Tenant an equitable abatement of Minimum Rent and Additional Rent during the time and to the extent the Premises are untenantable as the result of any condemnation, but such abatement shall not extend the term. All condemnation awards and proceeds shall belong exclusively to Landlord, and Tenant shall not be entitled to, and expressly waives and assigns to Landlord, all claims for any compensation for condemnation; provided, however, if Tenant is permitted by applicable law to maintain a separate action that will not reduce condemnation awards or proceeds to Landlord, Tenant shall be permitted to pursue such separate action, but only for loss of business, moving expenses, and Tenant's trade fixtures.

14.  TRANSFERS BY TENANT.

     (a) Without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, Tenant shall not do any of the following (as used in this Paragraph, a "Transfer"): (i) assign this Lease or any estate or interest therein, whether absolutely or collaterally as security for any obligation; (ii) sublease any part of the Premises; (iii) permit any assignment of this Lease or any estate or interest therein by operation of law;
(iv) grant any license, concession, or other right of occupancy for any part of the Premises; or (v) permit the use of the Premises by any person other than Tenant and its agents and employees. Permissible reasons for Landlord's withholding consent include (but are not limited to) the following: (vi) the proposed use of the Premises is not permitted by this Lease, would negatively affect insurance or environmental risks, or would otherwise negatively impact the Property; (vii) the creditworthiness of the proposed transferee is unacceptable to Landlord in Landlord's good faith business judgment; (viii) the proposed use or occupancy would require alterations or additions to the Premises or other portions of the Property to comply with applicable laws, ordinances, and regulations; (ix) the proposed transferee is a tenant or occupant of the Property or any other rental real property owned by Landlord; and (x) if the consent of any mortgagee is required, such mortgagee refuses to consent after good faith efforts by Landlord to obtain such consent. Any attempted Transfer without Landlord's prior written consent shall be void.
     (b) If Tenant requests Landlord's consent to a Transfer, Landlord may either (i) approve or disapprove the Transfer, or (ii) terminate this Lease with respect to the part of the Premises included in the proposed Transfer. In connection with each Transfer request by Tenant, Tenant shall obtain and furnish to Landlord all documents, financial reports, and other information Landlord reasonably requires in order to evaluate the proposed Transfer. Landlord shall advise Tenant of Landlord's decision with respect to the requested Transfer within thirty (30) days after receipt of Tenant's written Transfer request and all requested supporting materials. If Landlord refuses to consent to a requested Transfer, this Lease shall nonetheless remain in full force and effect. The consent of Landlord to one requested Transfer shall never be construed to waive the requirement for Landlord's consent to other Transfers, nor shall any consent by Landlord or Transfer by Tenant discharge or release Tenant from any obligations or liabilities to Landlord.

     (c) All cash or other proceeds of any Transfer in excess of the Minimum Rent and Additional Rent payable under this Lease shall be paid to Landlord, and Tenant hereby assigns to Landlord all rights it might have or ever acquire to the excess proceeds. No transferee of less than the entire Premises or Lease shall ever be entitled to exercise any extension, expansion, or other option provided in this Lease or to the return of the Deposit. If an Event of Default by Tenant occurs after any Transfer, Landlord may, at its option, collect rent directly from the transferee, and Tenant hereby authorizes any transferee to pay rent directly to Landlord at all times after receipt of written notice from Landlord. No direct collection by Landlord from any transferee shall constitute a novation or release Tenant from its obligations and liabilities under this Lease.

15. TRANSFERS BY LANDLORD. Landlord shall have the unrestricted right to sell, assign, mortgage, encumber, or otherwise dispose of all or any part of the Property or any interest therein. Upon sale or other disposition of the Property to a party who assumes the obligations of Landlord under this Lease, Landlord shall be released and discharged from obligations and liabilities thereafter accruing under this Lease (including liability for the return of any Deposit), and Tenant shall look solely to Landlord's successor for performance of the Lease thereafter (including the return of any Deposit). Tenant's obligations under this Lease shall not be affected by any sale, assignment, mortgage, encumbrance, or other disposition of the Property by Landlord, and Tenant shall attorn to anyone who thereby becomes the successor to Landlord's interest in this Lease.

16. SUBORDINATION. This Lease is subject and subordinate to any and all mortgages now or hereafter encumbering the Property. Such subordination shall be self-operative without the necessity of any further instrument, but if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any instrument Landlord may reasonably request to evidence the subordination of this Lease to such mortgages or to acknowledge the assignment of this Lease as additional security for such mortgages. If any person acquires the Property through the exercise of remedies provided in a mortgage, Tenant shall automatically attorn to and become the tenant of the new owner of the Property, except that the new owner shall not be bound by any payment of rent for more than one (1) month in advance or liable for any act or omission of Landlord that occurred prior to the date the new owner acquired title and possession of the Property. Upon request by any successor owner of the Property, Tenant shall execute an instrument confirming the attornment required by this Lease.

17. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS. Within ten (10) days after a written request by Landlord, Tenant shall deliver an estoppel certificate in a form supplied by or acceptable to Landlord certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rent under this Lease. Likewise, within ten (10) days after a written request by Tenant, Landlord shall deliver to Tenant an estoppel certificate covering such matters of fact with respect to Landlord's obligations under the Lease as are reasonably requested by Tenant. If Landlord intends to sell the Property or obtain a loan secured by the Property, then within ten (10) days of Landlord's written request, Tenant shall furnish Landlord its most recent available audited or unaudited financial statements.

18. EVENTS OF DEFAULT BY TENANT. Each of the following constitutes an Event of Default by Tenant (herein so called):

     (a) Tenant fails or refuses to pay any installment of Minimum Rent, Additional Rent, or any other sum payable under this Lease when due, and the failure or refusal continues for at least ten (10) days after the due date.

     (b) Tenant fails or refuses to comply with any provision of this Lease not requiring the payment of money, and the failure or refusal continues for at least thirty (30) days after written notice from Landlord; provided, however, if any failure by Tenant to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of Tenant's control, and if Tenant has commenced substantial corrective actions within such 30-day period and is diligently pursuing such corrective actions, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Tenant's noncompliance.

     (c) Tenant's leasehold estate is taken on execution or other process of law in any action against Tenant.

     (d) Tenant fails or refuses to take occupancy of the Premises upon the Commencement Date, or Tenant ceases to do business in, or abandons any substantial part of, the Premises.

     (e) Tenant or any guarantor of this Lease files a petition under any chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state, or a petition is filed against Tenant or any such guarantor under any such statute and not dismissed with prejudice within twenty (20) days of filing, or a receiver or trustee is appointed for Tenant's leasehold estate or for any substantial part of the assets of Tenant or any such guarantor and such appointment is not dismissed with prejudice within sixty (60) days, or Tenant or any such guarantor makes an assignment for the benefit of creditors.

19. LANDLORD'S REMEDIES. If an Event of Default by Tenant occurs, Landlord shall be entitled then or at any time thereafter to do any one or more of the following at Landlord's option:

     (a) Enter the Premises if need be, and take whatever curative actions are necessary to rectify Tenant's noncompliance with this Lease; and in that event Tenant shall reimburse Landlord on written demand for any expenditures by Landlord to effect compliance with Tenant's obligations under this Lease.

     (b) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord, or without terminating this Lease, terminate Tenant's right to possession of the Premises; and in either case, Landlord may re-enter and take possession of the Premises, evict Tenant and all parties then in occupancy or possession, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant.

     (c) If Landlord has terminated this Lease, recover all Minimum Rent, Additional Rent, and other sums owing and unpaid under this Lease as of the date of termination plus damages measured by the difference in the rental value of the Premises if this Lease had been fully performed for the balance of the term and the rental value of the Premises following the Event of Default by Tenant (taking into account probable remodeling, lease commission, allowance, inducement, and other costs of reletting).

     (d) If Landlord has not terminated this Lease (whether or not Landlord has terminated Tenant's right to possession of the Premises or actually retaken possession), recover (in one or more suits from time to time or at any time before or after the end of the term) all Minimum Rent, Additional Rent, and other sums then or thereafter owing and unpaid under this Lease, together with all costs, if any, incurred in reletting the Premises (including remodeling, lease commission, allowance, inducement, and other costs), less all rent, if any, actually received from any reletting of the Premises during the remainder of the term. Landlord shall have the right following an Event of Default by Tenant to relet the Premises on Tenant's account without terminating the Lease, any such reletting to be on such terms as Landlord considers reasonable under the circumstances. To the extent, in the manner, and on the conditions permitted or required by applicable law, Landlord shall have the option to accelerate payment of all future rent and other sums due from Tenant to the date the Event of Default by Tenant occurred; and if Landlord actually receives the future rent and other sums due from Tenant on such acceleration, then to the extent necessary to avoid Landlord's retaining funds in excess of the rent and other sums due from Tenant, Landlord shall thereafter refund to Tenant from time to time any net proceeds of any reletting of the Premises during the remainder of the term remaining after paying the costs of such reletting.

     (e) Recover all costs of retaking possession of the Premises and any other damages incidental to the Event of Default by Tenant.

     (f) Terminate all of Tenant's rights to any allowances or under any renewal, extension, expansion, refusal, or other options granted to Tenant by this Lease.

     (g) Exercise any and all other remedies available to Landlord at law or in equity, including injunctive relief of all varieties.

If Landlord elects to retake possession of the Premises without terminating this Lease, it may nonetheless at any subsequent time elect to terminate this Lease and exercise the remedies provided above on termination of the Lease. Nothing done by Landlord or its agents shall be considered an acceptance of any attempted surrender of the Premises unless Landlord specifically so agrees in writing. No re-entry or taking of possession of the Premises by Landlord, nor any reletting of the Premises, shall be considered an election by Landlord to terminate this Lease unless Landlord gives Tenant written notice of termination.

20. LANDLORD'S DEFAULT. It shall be an Event of Default by Landlord (herein so called) only if Landlord fails to comply with any provision of this Lease and the failure continues for at least thirty (30) days after written notice from Tenant to Landlord (with a copy to Landlord's mortgagees if Tenant has been notified in writing of the identities and addresses of such mortgagees); provided, however, if any failure by Landlord to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of the control of Landlord, and if substantial corrective actions have commenced within such 30-day period and are being diligently pursued, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Landlord's noncompliance.

21. TENANT'S REMEDIES. Except as otherwise provided in this Lease, in the Event of Default by Landlord, Tenant shall be entitled to any remedies available at law or in equity. Notwithstanding anything in this Lease to the contrary, Landlord shall never be liable in the Event of Default by Landlord, under any promise of indemnity in this Lease, or under any other provision of this Lease for any loss of business or profits of Tenant or other consequential damages or for punitive or special damages of any kind. None of Landlord's officers, employees, agents, directors, shareholders, or partners shall ever have any liability to Tenant under or in connection with this Lease. Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord, and Landlord shall never be personally liable for any judgment.

22. INDEMNIFICATION.

     (a) Tenant shall indemnify and hold Landlord and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) Tenant's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to Tenant or its use and occupancy of the Premises; (ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Tenant or its employees, agents, or contractors or as the result of Tenant's use and occupancy of the Premises; or (iii) injury to persons or loss or damage to property to the extent caused by any negligent or wrongful act or omission of Tenant or its employees, agents, and contractors, but only to the extent the loss or damage would not be covered by property and casualty insurance of the type and amount required to be carried by Landlord pursuant to this Lease (whether or not actually so carried).

     (b) Landlord shall indemnify and hold Tenant and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) Landlord's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to Landlord, but only to the extent such noncompliance or violation is not based on the use or occupancy of the Premises by Tenant or on any other act or omission of Tenant or its employees, agents, or contractors; (ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Landlord or its employees, agents, or contractors; or (iii) injury to persons or loss or damage to property (other than trade fixtures or personal property owned by, or in the custody of Tenant) to the extent caused by any negligent or wrongful act or omission of Landlord or its employees, agents, and contractors (other than any negligent or wrongful omission to furnish security services or equipment or any negligent or wrongful act or omission in connection with any security services or equipment furnished). Nothing herein shall create any liability on the part of Landlord for any acts or omissions by other tenants or occupants of the Property or their agents, employees, contractors, or invitees.

23. PROTECTION AGAINST LIENS. Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's, or other type of lien or claim against Landlord or the Property by, against, through, or under Tenant or its contractors. If any such lien or claim is filed, Tenant shall either cause the same to be discharged within twenty (20) days after filing, or if Tenant in its discretion and in good faith determines that such lien or claim should be contested and if all required consents or approvals of Landlord's mortgagee are obtained, Tenant shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Property during the pendency of such contest. If Tenant fails to discharge such lien or claim within such 20-day period or fails to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien or claim by paying the amount alleged to be due or by giving appropriate security. If Landlord discharges or secures such lien or claim, then Tenant shall reimburse Landlord on written demand for all sums paid and all costs and expenses (including reasonable attorneys' fees and costs of litigation) so incurred by Landlord.

24. HOLDING OVER. If Tenant remains in possession of any part of the Premises after the expiration of the term of this Lease, whether with or without Landlord's consent, Tenant shall be only a tenant at will, the monthly installments of Minimum Rent payable during such holdover period shall be one hundred twenty five percent (125%) of the monthly installments of Minimum Rent payable immediately preceding such expiration, and all Additional Rent and other sums payable under this Lease shall continue to be due and payable. The acceptance of any rent or other payments from Tenant with respect to any holdover period shall not serve to extend the term or waive any rights of Landlord, but Landlord may at any time refuse to accept rent or other payments from Tenant, and may re-enter the Premises, evict Tenant and all parties then in occupancy or possession, take possession of the Premises, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant. Tenant shall indemnify and hold Landlord harmless against any loss, liability, damage, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, related to Tenant's holding over, including liabilities to any person to whom Landlord may have leased any part of the Premises.

25. ATTORNEYS' FEES. If an Event of Default by Tenant or an Event of Default by Landlord occurs, the nondefaulting party shall be entitled to recover reasonable attorneys' fees and any costs of litigation incurred in exercising and enforcing its remedies under this Lease.

26. WAIVER. The failure of a party to insist upon the strict performance of any provision of this Lease or to exercise any remedy for an event of default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being or becoming an event of default. No waiver shall be effective unless expressed in writing signed by the waiving party. No waiver shall affect any condition other than the one specified in the waiver and then only for the time and in the manner stated. Landlord's receipt of any rent or other sums with knowledge of noncompliance with this Lease by Tenant shall not be considered a waiver of the noncompliance. No payment by Tenant of a lesser amount than the full amount then due shall be considered to be other than on account of the earliest amount due. No endorsement or statement on any check or any letter accompanying any check or payment shall be considered an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance owing and to pursue any other available remedies.

27. LEASING COMMISSIONS. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with anyone claiming any entitlement to any commission in connection with this leasing transaction except: RCM REALTY, LLC ("Broker"). Each of Landlord and Tenant agrees to indemnify and hold the other harmless against any loss, liability, damage, cost, or expense (including reasonable attorneys' fees and costs of litigation), or any claim therefor, for any leasing or other commissions, fees, charges, or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker. Landlord shall indemnify and hold Tenant harmless against payment of any leasing commission due Broker in connection with this Lease.

28. NOTICES. Any notice may be given by (a) depositing written notice in the United States mail, postpaid and certified and addressed to the party at its notification address under this Lease with return receipt requested, (b) delivering written notice in person or by commercial messenger or overnight private delivery service to the party at its notification address under this Lease, or (c) by facsimile transmission of written notice to the party at its notification address under this Lease. Unless actually received earlier, written notice deposited in the mail in the manner described above shall be effective on the third business day after it is so deposited, even if not received. Written notice given in person or by commercial messenger, overnight private delivery, or facsimile transmission in the manner described above shall be effective as of the time of receipt at the destination address as evidenced by a receipt signed by an employee of Tenant, by any confirmation of delivery provided by the messenger or delivery service, or by facsimile confirmation of transmission. The notification addresses of the parties are specified on the signature page(s) of this Lease. Each party shall have the right to change its address by not less then least ten (10) days' prior written notice to the other party.

29. MISCELLANEOUS.

     (a) If requested by Landlord, Tenant shall furnish appropriate evidence of the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. If requested by Tenant, Landlord shall furnish appropriate evidence of the valid existence and good standing of Landlord and the authority of any parties signing this Lease to act for Landlord.

     (b) This document embodies the entire contract between the parties, and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent, and similar documents. All representations, warranties, or agreements of an inducement nature, if any, are merged with, and stated in this document. This Lease may be amended only by a written instrument executed by both Landlord and Tenant.

     (c) The relationship created by this Lease is that of landlord and tenant. Landlord and Tenant are not partners or joint venturers, and neither has any agency powers on behalf of the other. Tenant is not a beneficiary of any other contract or agreement relating to the Property to which Landlord may be a party, and Tenant shall have no right to enforce any such other contract or agreement on behalf of itself, Landlord, or any other party.

     (d) No consent or approval by Landlord shall be effective unless given in writing signed by Landlord or its duly authorized representative. Any consent or approval by Landlord shall extend only to the matter specifically stated in writing.

     (e) Whenever this Lease requires Landlord's consent to or approval of any item, Landlord may condition such consent or approval on payment or reimbursement of all costs and expenses incurred by Landlord. If Tenant is required (as a condition to Landlord's consent or otherwise under this Lease) to pay or reimburse Landlord for costs or expenses, such payment or reimbursement shall include an administrative processing fee to compensate Landlord for its additional administrative and overhead costs.

     (f) The captions appearing in this Lease are included solely for convenience and shall never be given any effect in construing this Lease.

     (g) This Lease is being executed in multiple counterparts, each of which shall be considered an original for all purposes.

     (h) If any provision of this Lease is invalid or unenforceable, the remainder of this Lease shall not be affected. Each separate provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     (i) This Lease binds not only Landlord and Tenant, but also their respective heirs, personal representatives, successors, and assigns (to the extent assignment is permitted by this Lease).

     (j) This Lease is governed by the laws of the state in which the Property is located.

     (k) All references to "business days" in this Lease shall refer to days that national banks are open for business in the city where the Property is located. Time is of the essence of this Lease.

     (l) All references to "mortgage(s)" in this Lease shall include deeds of trust, deeds to secure debt, other security instruments, and any ground or other lease under which Landlord may hold title to the Property as lessee. All references to "mortgagee(s)" in this Lease shall include trustees, secured parties, ground or other lessors, and other parties holding any lien, security, or other interest in the Property pursuant to any mortgage.

     (m) Any liability or obligation of Landlord or Tenant arising during or accruing with respect to the term of this Lease shall survive the expiration or earlier termination of this Lease, including without limitation, obligations and liabilities relating to (i) the final adjustment of estimated installments of Additional Rent to actual Additional Rent owed, (ii) the condition of the Premises or the removal of Tenant's property, and (ii) indemnity and hold harmless provisions of this Lease.

     (n) Tenant agrees not to record this Lease. Tenant may record a memorandum of this Lease in a form approved by Landlord in writing prior to recording provided Tenant pays all taxes, recording fees, or other governmental charges incident to such recording. The memorandum shall not disclose the rent payable under this Lease and shall expressly provide that it shall be of no further force or effect after the last day of the term or on filing by Landlord of an affidavit that this Lease has expired or been terminated. Additionally, Tenant shall not disclose the terms of this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant's interest in this Lease or sublessee of Tenant, (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes.

     (o) Landlord has delivered a copy of this Lease solely for Tenant's review, and such delivery does not constitute an offer to Tenant or an option reserving the Premises. This Lease shall not be effective until a counterpart executed by both Landlord and Tenant is delivered by Landlord to Tenant.

30. SPECIAL PROVISIONS. Any special provisions are attached to this Lease as EXHIBIT G.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed pursuant to authority duly given as of the day and year first above written.

TENANT:                                  LANDLORD:

  TMP, INC.,                             COMMERCE STREET ASSOCIATES , a
a TENNESSEE corporation                  Tennessee partnership


By:    /S/ M. TERRY TURNER               By:   /S/ ROBERT C. MATHEWS
Title PRESIDENT                          Title GENERAL PARTNER

[SEAL]                                   [SEAL]

Witnesses to Tenant:                     Witnesses to Landlord:

 /S/ ROBERT A. MCCABE, JR.                /S/ ROBERT L. HICKMAN
Printed Name: ROBERT A. MCCABE, JR.      Printed Name: ROBERT L. HICKMAN

 /S/ M. TERRY TURNER                     ______________________________________
Printed Name: M. TERRY TURNER            Printed Name:_________________________

TENANT'S NOTIFICATION ADDRESS:           LANDLORD'S NOTIFICATION ADDRESS:
211 COMMERCE STREET                      c/o Mathews Management, LLC.
SUITE 300                                300 Broadway
NASHVILLE, TN 37201                      Nashville, TN  37201
____________________________________     Attention:_____________________________
Facsimile:__________________________     Facsimile:_____________________________
                                         COPY TO:

                                    EXHIBIT A

                       LEGAL DESCRIPTION OF BUILDING SITE

                                    EXHIBIT B

                             FLOOR PLAN OF PREMISES

                                    EXHIBIT C

                                   WORK LETTER

1. No later than April 15, 2000, Tenant shall submit to Landlord space plans in sufficient detail, including all finishes, to permit Landlord's architect to complete architectural, electrical, and mechanical plans and specifications for the construction of improvements to the Premises. Within five (5) days thereafter, Landlord shall advise Tenant of any required revisions. Within five
(5) days thereafter, Tenant shall deliver to Landlord revised plans and specifications incorporating the revisions required by Landlord. Such plans and specifications as revised in accordance with Landlord's requirements shall constitute the "Plans" for purposes of this Work Letter.

2. Landlord shall promptly begin construction of the improvements described in the Plans (the "Tenant Improvements"), and shall pursue such construction with reasonable diligence to completion. Construction of Tenant Improvements shall be accomplished by contractors selected and employed by Landlord. "Tenant Improvements" shall be defined as that work over and above the "Base Building Improvements". "Base Building Improvements" shall be the responsibility of the Landlord and consist of the completion of all Common Areas (including restrooms), HVAC installed including the VAV boxes and ducting to said VAV boxes with Tenant responsible for distribution from the VAV boxes, ceiling grid installed, ceiling tiles (2' x4' Armstrong Second Look) stacked on the floor, light fixtures (2'x4' Parabolic) 1/80 USF, stacked on the floor, sprinkler system installed with heads turned up and window blinds.

3. If the cost of constructing the Tenant Improvements exceeds $21.00 PER RENTABLE SQUARE FOOT (the "Allowance"), any excess costs shall be paid by Tenant as provided in this Work Letter. The cost of constructing Tenant Improvements shall include (a) fees and expenses of the Architect in connection with preparation of the Plans and construction of the Tenant Improvements, (b) costs of labor and materials, (c) fees and other charges payable to contractors, (d) fees to governmental authorities for permits, inspections, and certificates of occupancy, (e) utilities during construction, and (f) other out-of-pocket costs and expenses incurred by Landlord that are directly related to the preparation of the Plans or the construction of the Tenant Improvements. The estimated cost of constructing Tenant Improvements in excess of the Allowance shall be paid by Tenant to Landlord in full prior to commencement of construction of the Tenant Improvements. Any underpayment based on such estimate shall be paid by Tenant to Landlord within five (5) days after delivery of Landlord's invoice to Tenant reflecting the final accounting of the cost of constructing Tenant Improvements; and any overpayment by Tenant shall be credited against the installment(s) of Minimum Rent first due under this Lease.

4. If Tenant requests any changes in the Plans, Tenant shall submit revised drawings and specifications for Landlord's approval. If Landlord approves such changes, Landlord shall incorporate such changes in the Tenant Improvements following Landlord's receipt of a change order therefor executed by Tenant. As a condition to Landlord's approval, Tenant shall pay Landlord in advance the amount by which the increased cost of constructing the Tenant Improvements attributable to such change exceeds the Allowance.

5. COMMENCEMENT DATE. Notwithstanding any other provision of the Lease, the "Commencement Date" shall be the earliest date on which a, b, and c of the following events shall have occurred, but in no event later than August 1, 2000:

     (a) Landlord shall have substantially completed the Tenant Improvement work in accordance with the provisions of the Lease, it being agreed that the Tenant Improvement work shall be substantially completed when Tenant's Architect certifies in writing to Landlord and Tenant that, in Tenant's Architect's good faith professional judgment, the Tenant Improvement work is completed except for minor punchlist-type items of a nature that such items can be promptly completed with only minor inconvenience to Tenant.

     (b) A temporary certificate of occupancy for the Premises (and all other governmental permits, approvals and certificates, if any, required by applicable law, excluding, however, any business licenses necessary for Tenant to operate its business, which licenses Tenant shall be obligated to obtain) sufficient to permit Tenant to gain access to the Premises and to possess and lawfully use the Premises for the purpose described in the Lease, shall have been issued and shall be in full force and effect; and

     (c) Landlord shall have tendered possession of the Premises to Tenant cleaned, free of debris and suitable for occupancy.

     (d) Tenant understands that for each and every day that the Commencement Date does not occur as a result of a Tenant Delay (as defined in paragraph 10 above), and/or Force Majeure delay, the Commencement Date shall be moved forward by one (1) day with no penalty to Landlord; however, Tenant shall pay rent including operating expenses and taxes for each day by which the Commencement Date is delayed as measured from August 1, 2000 if caused by Tenant delay.

     (e) Landlord understands that for each and every day that the Commencement Date does not occur, for any reason whatsoever other than that as a result of either a Tenant Delay or a Force Majeure Delay (as defined below) (each such day of delay for any other reason other than a Tenant delay or a Force Majeure Delay being herein referred to as a "Landlord Delay"), the Tenant shall receive rental abatement, including operating expenses and taxes for each multiplied by one (1) day by which the Commencement Date is delayed as measured from August 1, 2000.

     (f) Landlord agrees to promptly notify Tenant in writing of any act or omission which Landlord believes may result in a Tenant Delay or Force Majeure Delay. Tenant agrees to promptly notify Landlord in writing of any act or omission which Tenant believes may result in a Landlord Delay. The mere sending of any such notice shall not conclusively determine the existence of a Tenant Delay, Force Majeure Delay, or a Landlord Delay.

     (g) As used in the Lease, "Force Majeure Delay" shall mean a delay caused by any one or combination of the following events of "Force Majeure": on-site accident, on-site casualty, act of God, on-site explosion, war, invasion, insurrection, riot, mob violence, sabotage, strikes, lockouts, labor disputes, condemnation, governmental restrictions first adopted and effective after the date the Lease has been signed and delivered or laws first adopted and effective after the date the Lease has been signed and delivered, shortages of materials and contractor's delays.

6. The failure of Tenant to make any payment when due under this Work Letter shall constitute an Event of Default by Tenant under this Lease.

                                                                       EXHIBIT D


                                                                      MINIMUM RENT

FROM(1)                     THROUGH(2)    SQ. FT.   RATE(3)         RENT      SQ. FT.    RATE(4)       RENT     TOTAL ANNUAL RENT(5)
====================================================================================================================================
 Commencement  Date         Month 24      11,569      $20.50     $              566        $15.00     $           $
 Month 25                   Month 36      11,569      $20.91     $              566        $15.30     $           $
 Month 37                   Month 48      11,569      $21.33     $              566        $15.60     $           $
 Month 49                   Month 60      11,569      $21.75     $              566        $15.91     $           $
 Month 61                   Month 72      11,569      $22.19     $              566        $16.24     $           $
 Month 73                   Month 84      11,569      $22.63     $              566        $16.56     $           $
 Month 85                   Month 96      11,569      $23.08     $              566        $16.89     $           $
 Month 97                   Month 108     11,569      $23.54     $              566        $17.23     $           $
 Month 109                  Month 120     11,569      $24.01     $              566        $17.58     $           $



--------------
(1) Unless otherwise indicated, beginning on the first day of the specified full calendar month following the Commencement Date.

(2) Unless otherwise indicated, through and including the last day of the specified full calendar month following the Commencement Date.

(3) Per rentable square foot per year.

(4) Per rentable square foot per year.

(5) Expressed on an annualized basis even though the applicable period may be longer or shorter than twelve (12) months.

                                                                       EXHIBIT E

                           ADDITIONAL RENT CALCULATION

Additional Rent for any calendar year shall equal the product of (a) the rentable area of the Premises, times (b) a dollar amount per square foot determined by adding (i) the amount per square foot of rentable area in the Building of any increase in Operating Expenses for the applicable calendar year over Operating Expenses for the calendar year in which the Commencement Date occurs (the "Base Year"), and (ii) the amount per square foot of rentable area in the Building of any increase in Taxes for the applicable calendar year over Taxes for the Base Year. No reduction in the rate of Operating Expenses or Taxes below the applicable Base Year rate shall result in any reduction of Minimum Rent.

1. Operating Expenses (herein so called) shall consist of all costs and expenses of Landlord or its property management company ("Manager") accrued each calendar year for the management, operation, repair, and maintenance of the Property, including without limitation, costs and expenses for the following in connection with the Property:

     (a) Wages, salaries and compensation (including fringe benefits) paid or incurred for employees of Landlord or Manager.

     (b) Materials, supplies, replacement parts, equipment and tools (whether purchased or leased).

     (c) Services rendered by third parties, including services to be provided by Landlord pursuant to the terms of the Lease.

     (d) Utility costs and services, including electricity, gas, telephone, sewage, refuse or garbage collection, fire protection, and security services (if furnished).

     (e) Insurance premiums and policy deductibles paid, including property and casualty, rent loss, and public liability insurance.

     (f) Management fees and expenses. Management fees will be fixed for the initial Term of the Lease at the rate charged in the year 2001.

     (g) Accounting services.

     (h) Expenditures required to be capitalized in accordance with generally accepted accounting principles that are either required under any governmental law or regulation that are applicable to the Property after the time the Building was constructed or that are intended to reduce Operating Expenses; provided that such capitalized costs shall be amortized over a reasonable period (as determined in accordance with generally accepted accounting principles) with interest thereon at the prime rate of NationsBank of North

Carolina, N.A. (or its successors), in effect at the time such capital improvements were made.

Notwithstanding the foregoing, Operating Expenses shall not include costs or expenses for: (i) except as otherwise provided above, expenditures required to be capitalized in accordance with generally accepted accounting principles, depreciation or amortization, or interest, (ii) leasing commissions or brokerage fees, (iii) repairs reimbursed by insurance carried or required to be carried by Landlord, (iv) utilities and other services separately charged to tenants, or
(v) the Tenant Improvements or renovations or improvements to premises of other tenants.

2. Taxes (herein so called) for each calendar year shall consist of all real estate taxes, assessments (whether for drainage, sewage, or other public improvements), taxes on rent or on occupancy or use of the Property, and similar governmental impositions now or hereafter levied or assessed, whether general or special, and whether imposed by any governmental entity or special taxing or assessment district (excluding, however, any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property), together with all costs incurred by Landlord in contesting same.

3. In calculating Operating Expenses, all costs shall be determined on an annualized basis, and costs that vary with occupancy (such as janitorial service and utilities) shall be appropriately adjusted to reflect Operating Expenses at ninety-five (95%) percent occupancy of the Building for a full calendar year. In calculating Additional Rent, all rates per rentable square foot shall be based on the greater of ninety-five percent (95%) of the net rentable area of the Building or the actual annualized occupancy of the Building. If the rentable area of the Building changes, subsequent calculations of Additional Rent shall be adjusted accordingly based on an architect's certificate or other reasonable substantiation of the Building's rentable area.

                                    EXHIBIT F

                              OFFICE BUILDING RULES

     1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies and other similar areas in the common areas of the Property shall not be used for the storage of materials or disposal of trash, obstructed by tenants or others, or used by tenants or others for any purpose other than entrance to and exit from tenant premises.

     2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags, or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.

     3. Movement in or out of the Building of furniture, equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord's property manager shall reasonably designate. Landlord's property manager will determine the method and routing of the movement of said items so as to ensure the safety of all persons and property concerned, and Tenant shall be responsible for all costs and expenses associated therewith. Advance written notice of intent to move such items must be made to Landlord's property manager at least twenty-four (24) hours before the time of such move.

     4. All deliveries (including messenger deliveries but excluding deliveries of small hand carried parcels) to a tenant's premises shall be made through loading docks or service entrances, following routes and movement instructions within the Building as directed by Landlord's property manager. Delivery vehicles shall be permitted only in such areas as are designated by Landlord for deliveries to the Building. Absolutely no carts or dollies shall be allowed through the main entrances of the Building or on passenger elevators without the prior written consent of Landlord's property manager.

     5. Landlord's property manager shall have the authority to approve the proposed weight and location of any safes and heavy furniture and equipment, which shall if determined to be necessary by Landlord's property manager, stand on supporting devices approved by Landlord's property manager in order to distribute the weight.

     6. Corridor doors that lead to common areas of the Building (other than doors opening into the elevator lobby on floors leased entirely to a tenant) shall be kept closed at all times.

     7. Each tenant shall cooperate with Landlord's property manager in keeping its premises neat and clean. No tenant shall employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel without prior approval of Landlord's property manager.

     8. All freight elevator lobbies are to be kept neat and clean. The disposal of trash or storage of materials in these areas is prohibited.

     9. No birds, fish or other animals shall be brought into or kept in, on or about the Building (except for seeing-eye dogs).

     10. Tenants shall not tamper with or attempt to adjust temperature control thermostats in their premises. Landlord's property manager shall adjust thermostats as required to maintain, the Building standard temperature.

     11. Each tenant shall comply with all security procedures (if any) both during business hours and after hours and on weekends. Landlord's property manager will provide each tenant with prior notice of any such security procedures and any changes thereto promptly.

     12. Tenants shall lock all office doors leading to corridors and turn out all lights at the close of their working day; provided, however, that no tenant shall be responsible to ensure that Landlord's cleaning contractor locks doors and turns out lights after cleaning the tenant's premises.

     13. All requests for overtime air conditioning or heating must be submitted in writing to Landlord's property manager by an authorize representative of the tenant. A list of persons authorize to request such overtime services must be furnished by the tenant to Landlord's property manager, and Landlord shall be entitled to rely thereon. Any such request must be made by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests, and by 2:00 p.m. on the preceding business day for holiday requests. Requests made after that time may result in an additional charge to such tenant, if acted upon by Landlord, but Landlord is in no event obligated to act on untimely requests.

     14. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and each tenant shall comply with all applicable building and fire codes relating thereto.

     15. No vending machines of any type shall be allowed in tenant space without the prior written consent of Landlord's property manager.

     16. All locks for doors in each tenant's premises shall be Building Standard except as otherwise permitted by Landlord and no tenant shall place any additional lock or locks on any door in its premises without Landlord's property manager's written consent. All requests for duplicate keys shall be made to Landlord's property manager.

     17. No machinery of any kind other than normal office equipment shall be operated by any tenant in its premises without the prior written consent of Landlord's property manager.

     18. Canvassing, peddling, soliciting and distribution of hand bills on the Property (except for activities within a tenant's premises that involve only such tenant's employees) is prohibited. Each tenant is requested to notify Landlord (or Landlord's property manager) if such activities occur.

     19. Prior approval from Landlord's property manager will be required for
(a) access to Building mechanical, telephone or electrical rooms, (b) after-hours freight elevator use, (c) after-hours Building access by tenant's contractors, or (d) access to the roof of the Building by any person. No penetration of the roof of the Building shall be allowed in any circumstances. The tenant will be responsible for contacting Landlord's property manager in advance for clearance of such tenant contractors. All tenants shall refer all contractors, contractors' representatives, and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval, and control.

     20. Each tenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Landlord (or Landlord's property manager) may cause such trash to be removed at the tenant's sole cost and expense plus a reasonable additional charge to be determined by Landlord to cover Landlord's administrative costs in connection with such removal.

     21. Tenants may not install, leave or store equipment, supplies, furniture or trash in the common areas of the Property.

     22. Each tenant shall provide Landlord's property manager with names and telephone numbers of individuals who should be contacted in an emergency.

     23. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, ETC., shall be delivered to any premises except by persons appointed or approved by Landlord in writing.

     24. Electric current shall not be used for space heaters, cooking or heating devices or similar appliances without Landlord's prior written permission.

     25. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

     26. No portion of any tenant's premises shall at any time be used or occupied as sleeping or lodging quarters, nor shall personnel occupancy loads exceed limits reasonably established by Landlord for the Building.

     27. No vehicles shall be parked except in designated areas. No vehicles may be stored or abandoned on the Property. All loading and unloading shall occur only at designated loading docks or areas. All persons on the property shall comply with traffic control and parking signs.

     28. No antennas (including microwave or satellite dish antennas) shall be placed on the roof of the Building or elsewhere on the Property without the prior written consent of Landlord.

Landlord reserves the right to amend and add to these rules as Landlord considers appropriate for the safety, care, maintenance, operation, and cleanliness of the Building, and for the preservation of good order therein. If any of these rules directly contradicts the other terms of the Lease, such other terms shall prevail.

                                    EXHIBIT G

                               SPECIAL PROVISIONS

1) ATM: Landlord approves Tenant's right to install one (1) ATM in the location
   ---
shown in Exhibit G(1).

2) SIGNAGE: Tenant, at Tenant's cost, shall have the right to have signage
   -------
placed on the awning over their main entrance on the First Floor. Tenant shall also have the right to put signage on the windows along Third Ave. Landlord shall have approval over the design and location of said signs.

3) RENEWAL: Tenant shall have the right to renew this Lease for Two (2) Five (5)
   -------
year periods, provided Tenant is not in default and provides Landlord with 360 days advance written notice of their desire to renew. Renewal rental rate will be at 102% of the current years rate, with annual increases of 2% thereafter.

4) RIGHT OF REFUSAL: Tenant shall have the first right of refusal after Barge,
   ----------------
Waggoner, Sumner and Cannon for any space that becomes available on the Third floor during the Term of the Lease, including renewal years.

5) FDIC: Notwithstanding any other provisions contained in this lease, in the
   ----
event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount greater than all accrued and unpaid rent to the date of termination.

6)   PARKING:  Landlord  will make every effort to assist  Tenant in securing
     -------
five (5) reserved parking spaces in the Building parking garage operated by Central Parking.

                                TABLE OF CONTENTS



                                                          PAGE

DEMISE OF PREMISES                                          1
TERM                                                        1
RENT                                                        1
USE OF PREMISES; COMPLIANCE WITH LEGAL REQUIREMENTS         2
TAXES PAYABLE BY TENANT                                     3
INSURANCE COVERAGE; WAIVER OF SUBROGATION                   3
SERVICES FURNISHED BY LANDLORD                              4
ALTERATIONS AND IMPROVEMENTS                                5
TRADE FIXTURES AND OTHER PERSONAL PROPERTY                  5
SIGNS AND ADVERTISING                                       6
LANDLORD'S RIGHT OF ENTRY                                   6
CASUALTY DAMAGE                                             6
CONDEMNATION                                                6
TRANSFERS BY TENANT                                         7
TRANSFERS BY LANDLORD                                       7
SUBORDINATION                                               8
ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS                 8
EVENTS OF DEFAULT BY TENANT                                 8
LANDLORD'S REMEDIES                                         8
LANDLORD'S DEFAULT                                          9
TENANT'S REMEDIES                                          10
INDEMNIFICATION                                            10
PROTECTION AGAINST LIENS                                   10
HOLDING OVER                                               10
ATTORNEYS' FEES                                            11
WAIVER                                                     11
LEASING COMMISSIONS                                        11
NOTICES                                                    11
MISCELLANEOUS                                              11
SPECIAL PROVISIONS.                                        13


EXHIBITS

A Legal Description of Building Site
B Floor Plan of Premises C Work Letter
D Minimum Rent
E Additional Rent Calculation
F Office Building Rules
G Special Provisions
         1) ATM
         2) Signage
         3) Renewals
         4) Right of Refusal
         5) FDIC
         6) Parking

                             OFFICE LEASE AGREEMENT

                                     Between

                           COMMERCE STREET ASSOCIATES

                                   as Landlord

                                       and

                                    TMP, INC.

                                    as Tenant

                                 Commerce Center
                              Nashville, Tennessee